Exhibit 99.2

Contact:Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION

ANNOUNCES INCREASE IN CASH DIVIDEND

Minneapolis, MN (April 13, 2022)  -  Winmark Corporation (Nasdaq: WINA) announced today that its Board of Directors has approved an increase in its regular quarterly cash dividend to shareholders. The quarterly dividend of $0.70 per share represents an increase of $0.25 from its previous dividend rate.  The cash dividend will be paid June 1, 2022 to shareholders of record on the close of business on May 11, 2022.  Future dividends will be subject to Board approval.

Winmark - the Resale Company®, is a nationally recognized franchising business focused on sustainability and small business formation.  We champion and guide entrepreneurs interested in operating one of our award winning resale franchises: Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  At March 26, 2022, there were 1,276 franchises in operation and over 2,800 available territories.  An additional 44 franchises have been awarded but are not open